UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 23, 2023

Nogin, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40682	86-1370703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Flight Way STE 400, Tustin, California	92782
(Address of principal executive offices)	(Zip Code)

(949) 222-0209

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	NOGN	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common stock	NOGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Limited Waiver and Consent

Nogin, Inc. (the “Company”) did not timely make payment of the accrued interest due March 1, 2023 (the “March Interest Payment”) on its 7.00% Convertible Senior Notes due 2027 (the “Convertible Notes”) as required pursuant to Section 2.05 of that certain Indenture, dated as of August 26, 2022, by and among the Company, the guarantors party thereto (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”) (as supplemented, amended or otherwise modified, the “Indenture”), governing the Convertible Notes (the default under the Indenture resulting from failure to pay the March Interest Payment, the “Specified Default”).

On March 26, 2023, the Company, the Guarantors and each holder of the Convertible Notes (each, a “Holder” and collectively, the “Holders”) entered into limited waivers and consents (each, a “Waiver” and collectively, the “Waivers”) pursuant to which, among other things, each Holder agreed to (i) waive the Specified Default and any payment obligation of the Company under the Indenture with respect to the March Interest Payment, (ii) in lieu of the March Interest Payment and payment of the accrued interest on the Convertible Notes due on September 1, 2023 (collectively, the “Interest Payments”), (a) receive a Promissory Note (as defined below) and (b) amend the Warrant Agreement (as defined below) to reduce the exercise price of the warrants governed thereby from $11.50 to $0.01, and (iii) consent to the entry into the Supplemental Indenture (as defined below).

The above description of the Waivers does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Waiver, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Supplemental Indenture

On March 26, 2023, the Company, the Guarantors, the Trustee and the Collateral Agent entered into the Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, amending certain terms of the Indenture consented to by the Holders of all of the aggregate principal amount of the outstanding Convertible Notes.

The Supplemental Indenture, among other things, (i) lowered the minimum amounts of liquidity the Company must maintain on a consolidated basis for each quarter in 2023 and the first quarter of 2024, (ii) added restrictions on the Company’s ability to make payments relating to certain restricted investments, (iii) decreased the maximum amount of equity interests that the Company may repurchase, redeem, acquire or retire, (iv) removed the Company’s ability to issue preferred stock or incur certain unsecured indebtedness or junior lien indebtedness, (v) decreased other permitted debt baskets, (vi) decreased the threshold for a cross-default for purposes of determining an Event of Default (as defined in the Indenture) and (vii) added a new Event of Default in the event the Company does not consummate an underwritten primary equity offering providing at least $10 million of proceeds to the Company by April 30, 2023 (the “April 2023 Offering”).

The above description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Promissory Notes

On March 26, 2023, the Company, the Guarantors and each Holder executed unsecured promissory notes (each, a “Promissory Note” and collectively, the “Promissory Notes”), with each Promissory Note having an aggregate principal amount equal to such Holder’s Interest Payments. The Promissory Notes mature on March 26, 2025 and accrue interest at seven percent per annum.

In addition, the Promissory Notes provide that, in the event the Company consummates the April 2023 Offering by April 30, 2023, the Holder of each Promissory Note has the option to require the Company to prepay a portion of the principal balance of the Promissory Note in an amount equal to or less than the gross proceeds to the Company from any purchases by the Holder of the Company’s securities in the April 2023 Offering (the “Put Option”). Each Holder may exercise its Put Option within ten business days following the closing and funding of the April 2023 Offering. In addition, certain of the Promissory Notes provide such Holders with the right to convert the Promissory Note into unregistered securities of the Company (the “Unregistered Securities”) on the same terms as the securities offered in the April 2023 Offering in the event such offering takes place.

The Promissory Notes include customary events of default as well as an event of default in the event the Company does not consummate the April 2023 Offering on or prior to April 30, 2023.

The above description of the Promissory Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Promissory Note, a copy of which is filed as Exhibit 4.2 hereto and incorporated herein by reference.

Warrant Agreement Amendment

On March 26, 2023, the Company and Continental Stock Transfer & Trust Company (the “Warrant Agent”) entered into an Amendment (the “Warrant Agreement Amendment”) to that certain Warrant Agreement, dated as of August 26, 2022, by and between the Company and the Warrant Agent. Pursuant to the Warrant Agreement Amendment, the exercise price of each warrant was reduced from $11.50 to $0.01.

The above description of the Warrant Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Agreement Amendment, a copy of which is filed as Exhibit 4.3 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above under the caption “Promissory Notes” is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above relating to the Unregistered Securities is incorporated by reference into this Item 3.02. The Unregistered Securities to be issued in connection with the Promissory Notes will not be registered under the Securities Act in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth in Item 1.01 above under the caption “Warrant Agreement Amendment” is incorporated by reference into this Item 3.03.

Item 8.01. Other Events.

As previously reported, on August 26, 2022, the Company entered into an arrangement with a financial institution whereby the financial institution would use commercially reasonable efforts to purchase approximately 6 million shares of the Company’s common stock. On August 26, 2022, the Company paid the financial institution cash in an amount equal to approximately 80% of the aggregate price of the shares purchased by the financial institution. Pursuant to the arrangement, the financial institution was permitted to sell the shares it had purchased and keep all the proceeds of such sales until it recouped the remaining 20% of the aggregate purchase price of the shares it had purchased prior to August 26, 2022. As of March 23, 2023, the financial institution has recouped the remaining 20% of the aggregate purchase price through the sale of a portion of the shares.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits.

Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Filing Date

4.1	Supplemental Indenture, dated as of March 26, 2023, by and among Nogin, Inc., the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee and collateral agent.

Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Filing Date

4.2	Form of Promissory Note.

4.3	Amendment to Warrant Agreement, dated as of March 26, 2023, by and between Nogin, Inc. and Continental Stock Transfer & Trust Company.

10.1	Form of Limited Waiver and Consent.

104	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Nogin, Inc.

Date: March 27, 2023	By:	/s/ Jonathan S. Huberman
	Name:	Jonathan S. Huberman
	Title:	Chief Executive Officer, President and Chairman of the Board

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